Exhibit 99.1

Sight Sciences Reports First Quarter 2023 Financial Results and

Reaffirms Guidance for Full Year 2023

MENLO PARK, Calif., May 4, 2023 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (“Sight Sciences,” or the “Company”), an eyecare technology company focused on creating innovative solutions intended to transform care and improve patients’ lives, today reported financial results for the first quarter ended March 31, 2023 and reaffirmed guidance for full year 2023.

Recent Business and Financial Highlights

•
Generated first quarter revenue of $18.8 million, an increase of 26% compared to the prior year period
•
Achieved gross margin of 84% in the first quarter of 2023 versus 80% in the first quarter of 2022
•
Completed the commercial launch of the Ergo-Series OMNI® Surgical System

“Our first quarter results represent continued adoption of our surgical glaucoma and dry eye technologies and reflect their strong clinical efficacy and usability,” said Paul Badawi, co-founder and Chief Executive Officer of Sight Sciences. “We are driving momentum in our commercial, clinical and market access initiatives, which we designed to demonstrate the proven clinical benefits of our products, grow our customer base and increase utilization. We believe we are well positioned to drive significant revenue growth and improved operating leverage.”

First Quarter 2023 Financial Results

Revenue for the first quarter of 2023 was $18.8 million, an increase of $3.9 million, or 26%, compared to the first quarter of 2022. Surgical Glaucoma revenue was $17.3 million, an increase of 25% compared to the prior year period. The growth was primarily driven by an increase in both the number of ordering facilities and utilization per ordering facility. Dry Eye revenue was $1.5 million, an increase of 47% from the prior year period. This growth was primarily driven by an increase in sales of TearCare® to new and existing customers.

Gross profit for the first quarter of 2023 was $15.8 million compared to $11.8 million for the first quarter of 2022. Gross margin for the first quarter was 84%, compared to 80% in the prior year period. Gross margin improvement was primarily attributed to the margin impact from our voluntary replacement of TearCare SmartHubs® in the first quarter of 2022.

Operating expenses were $33.3 million for the first quarter of 2023 representing a 2% decrease compared to $34.0 million in the first quarter of 2022, reflecting improved operating expense leverage. The decrease in operating expenses was driven by focused spend optimization efforts. Adjusted operating expense1 was $29.7 million in the first quarter of 2023, down from $30.9 million in the prior year period.

Net loss was $17.1 million ($0.35 per share) in the first quarter of 2023, as compared to $23.3 million ($0.49 per share) in the prior year period.

Cash and cash equivalents totaled $167.3 million and long-term debt was $35.0 million (before debt discount) as of March 31, 2023.

2023 Financial Guidance

Sight Sciences reaffirms revenue guidance expectations for the full year 2023 of $89.0 million to $94.0 million, which represents growth of approximately 25% to 32% compared to 2022. The Company also reaffirms its expectation for average adjusted operating expense on a quarterly basis of approximately $30.5 million. However, the Company expects adjusted operating expense in the second quarter of 2023

1 Adjusted operating expense is calculated as operating expense less stock-based compensation and depreciation and reflects a non-GAAP financial measure. Please see the section titled “Non-GAAP Financial Measures” for additional information.

will be higher than the full-year average based on the anticipated timing of expenditures during the remainder of the year.

Non-GAAP Financial Measures

Certain non-GAAP financial measures, including adjusted operating expense, are presented in this press release to provide information that may assist investors in understanding the Company’s financial and operating results. The Company believes these non-GAAP financial measures are important performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core financial and operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period. A reconciliation of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in the table titled “GAAP to non-GAAP Reconciliation” attached to this press release.

Conference Call

Sight Sciences’ management team will host a conference call today, May 4, 2023, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section. The webcast will be available for replay for at least 90 days after the event.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is a minimally invasive glaucoma surgery (MIGS) device indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (POAG), the world’s leading cause of irreversible blindness. The Company’s TearCare® System is 510(k) cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (MGD), enabling office-based clearance of gland obstructions by physicians to address the leading cause of dry eye disease. The Company’s SION™ Surgical Instrument is a manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork.

For more information, visit www.sightsciences.com.

OMNI and TearCare are registered trademarks of Sight Sciences.

SION is a trademark of Sight Sciences.

© 2023 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations and specifically relate to our ability to drive significant revenue growth and improved operating leverage for the remainder of 2023 and our ability to achieve our revenue and adjusted operating expense guidance for 2023. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$167,335	$185,000
Accounts receivable, net of allowance for credit losses of $774 and $1,024 at March 31, 2023 and December 31, 2022, respectively	16,357	15,148
Inventory, net	7,138	6,114
Prepaid expenses and other current assets	2,822	3,415
Total current assets	193,652	209,677
Property and equipment, net	1,393	1,571
Operating lease right-of-use assets	1,372	1,614
Other noncurrent assets	224	211
Total assets	$196,641	$213,073
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,501	$2,688
Accrued compensation	4,958	7,352
Accrued and other current liabilities	6,686	7,777
Total current liabilities	15,145	17,817
Long-term debt	33,457	33,313
Other noncurrent liabilities	1,663	1,867
Total liabilities	50,265	52,997
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock par value of $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Common stock par value of $0.001 per share; 200,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 48,450,378 and 48,298,138 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	48	48
Additional paid-in-capital	402,638	399,271
Accumulated deficit	(256,310)	(239,243)
Total stockholders’ equity	146,376	160,076
Total liabilities and stockholders’ equity	$196,641	$213,073

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$18,824	$14,881
Cost of goods sold	3,048	3,033
Gross profit	15,776	11,848
Operating expenses:
Research and development	4,669	5,646
Selling, general and administrative	28,675	28,395
Total operating expenses	33,344	34,041
Loss from operations	(17,568)	(22,193)
Interest expense	(1,276)	(1,046)
Other income (expense), net	1,791	(15)
Loss before income taxes	(17,053)	(23,254)
Provision for income taxes	14	9
Net loss and comprehensive loss	$(17,067)	$(23,263)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.49)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	48,405,271	47,569,499

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenue
Surgical Glaucoma	$17,334	$13,870
Dry Eye	1,490	1,011
Total	18,824	14,881
Cost of goods sold
Surgical Glaucoma	2,362	1,491
Dry Eye	686	1,542
Total	3,048	3,033
Gross profit
Surgical Glaucoma	14,972	12,379
Dry Eye	804	(531)
Total	15,776	11,848
Gross margin
Surgical Glaucoma	86.4%	89.3%
Dry Eye	54.0%	-52.5%
Total	83.8%	79.6%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Total Operating expenses	$33,344	$34,041
Less: Stock-based Compensation	(3,464)	(2,938)
Less: Depreciation	(146)	(179)
Adjusted Operating Expenses(2)	29,734	30,924
(2) Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended March 31,
	2023	2022
Surgical Glaucoma active customers(3)	1,020	811
TearCare installed base(4)	1,184	640

(3) “Active customer” means a customer who ordered the OMNI Surgical System or the SION Surgical Instrument during the three-month period ending March 31, 2023.

(4) "Installed Base" means customers who have ordered a TearCare System as of the end of the period.